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                                                                   Exhibit 3.31

                               STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT

   1. Name of Limited Liability Company: Avis Rent A Car System, LLC

   2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is ARACS LLC.

   IN WITNESS WHEREOF, the undersigned have executed this Certificate of the 7th day of December, A.D. 2005.

                                       By:   /s/ Richard S. Meisner
                                             ---------------------------------
                                             Authorized Person(s)

                                       Name: Richard S. Meisner, Vice President
                                             and Secretary

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             Certificate of Amendment to Certificate of Formation
                                      Of
                          AVIS RENT A CAR SYSTEM, LLC

   It is hereby certified that:

   1. The name of the limited liability company (hereinafter called the "limited liability company") is

                          AVIS RENT A CAR SYSTEM, LLC

   2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following statement:

          "The address of the registered office and name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

Executed on June 24, 2002

                                                  /s/ Lynn Feldman
                                                  -----------------------------
                                                  Lynn Feldman, Authorized
                                                  Person

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                          CERTIFICATE OF FORMATION Of
                          AVIS RENT A CAR SYSTEM, LLC

   1. The name of the limited liability company is Avis Rent A Car System, LLC.

   2. The address of in registered office in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of registered agent at such address is the Corporation Trust Company.

   3. The Certificate of Formation shall become effective on October 15, 2001.

   IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of this 15th day of October 2001.

                                                  /s/ Leigh Elixson
                                                  -----------------------------
                                                  Leigh Elixson, Authorized
                                                  Person